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                             EXHIBIT 1.A.(8)(c)(iv)

    Amendment No. 16 to Participation Agreement among WRL Series Fund, Inc.,
         PFL Life Insurance Company, AUSA Life Insurance Company, Inc.
                   and Peoples Benefit Life Insurance Company
                             dated December 1, 2000
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                              AMENDMENT NO. 16 TO
                         PARTICIPATION AGREEMENT AMONG
                             WRL SERIES FUND, INC.,
                          PFL LIFE INSURANCE COMPANY,
                       AUSA LIFE INSURANCE COMPANY, INC.,
                   PEOPLES BENEFIT LIFE INSURANCE COMPANY AND
                 TRANSAMERICA OCCIDENTAL LIFE INSURANCE COMPANY

     Amendment No. 16 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA"), Peoples Benefit Life Insurance Company ("Peoples") and Transamerica Occidental Life Insurance Company ("Transamerica") dated July 1, 1992, as amended ("Participation Agreement").

     WHEREAS, PFL has established the Legacy Builder Variable Life Separate Account, a separate account for purpose of selling variable life insurance policies and Transamerica has established the Transamerica Occidental Life Separate Account VUL-4, a separate account for purpose of selling variable life insurance policies, and each such variable life insurance policy will be funded by the WRL Series Fund, Inc.;

     WHEREAS, PFL will offer the Estate Enhancer Variable Life insurance policy through the Legacy Builder Variable Life Separate Account and Transamerica will offer the TransSurvivor Life variable universal life policy through the Transamerica Occidental Life Separate Account VUL-4; and

     WHEREAS, each of the current parties is desirous of adding a new sub-
section 1.9. under Article I. Sale of Fund Shares of the Participation
Agreement;

     NOW, THEREFORE, IT IS HEREBY AGREED that PFL, through its separate account, Legacy Builder Variable Life Separate Account, and Transamerica, through its Transamerica Occidental Life Separate Account VUL-4, will purchase and redeem shares issued by WRL Series Fund, Inc., subject to the terms and conditions of the Participation Agreement. It is also agreed that Schedule A to the Participation Agreement is hereby amended to add the Transamerica Occidental Life Separate Account VUL-4 as an additional "Account;" to add the Estate Enhancer Variable Life insurance policy issued by PFL and TransSurvivor Life variable universal life policy issued by Transamerica to the list of "Policies," and to add the WRL Gabelli Global Growth Portfolio, WRL Great Companies - Global2 Portfolio, and WRL LKCM Capital Growth Portfolio to the list of "Portfolios" of the WRL Series Fund, Inc.

     IT IS ALSO HEREBY AGREED that the following will be added as a new sub-
section 1.9. under Article I of the Agreement:

     "The Fund shall use its best efforts to provide closing net asset value, dividend and capital gain information on a per-share basis to the
     Company on each Business Day. Any material errors in the calculation of net asset value, dividend and/or capital gain information shall be reported immediately upon discovery to the Company. Non-material errors will be corrected in the next Business Day's net asset value per share. The Company will adjust the number of shares purchased or redeemed for the Account to reflect the correct net asset value per share."
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     IN WITNESS WHEREOF, each of the parties has caused this Amendment to be executed in its name and on its behalf by its duly authorized representative as of December 1, 2000.

PFL LIFE INSURANCE COMPANY      WRL SERIES FUND, INC.
By its authorized officer       By its authorized officer

By:  /s/ Larry N. Norman         By:  /s/ John K. Carter
     --------------------             ------------------
     Larry N. Norman                  John K. Carter
     Title:  President                Title:  Vice President, Secretary
                                              and Counsel

AUSA LIFE INSURANCE              PEOPLES BENEFIT LIFE
COMPANY, INC.                    INSURANCE COMPANY
By its authorized officer        By its authorized officer

By:  /s/ William L. Busler        By:  /s/ Larry N. Norman
     ---------------------             --------------------
     William L. Busler                 Larry N. Norman
     Title:  Vice President            Title: Executive Vice President

TRANSAMERICA OCCIDENTAL  LIFE
INSURANCE COMPANY
By its authorized officer

By: /s/ Priscilla I. Hechler
    ------------------------
     Priscilla I. Hechler
     Title: Assistant Vice President and Assistant Secretary
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                               AMENDED SCHEDULE A

                           Effective December 1, 2000
                    Account(s), Policy(ies) and Portfolio(s)
                     Subject to the Participation Agreement

Accounts:  PFL Endeavor Variable Annuity Account
           PFL Endeavor Platinum Variable Annuity Account
           AUSA Endeavor Variable Annuity Account
           Mutual Fund Account
           PFL Life Variable Annuity Account A
           PFL Life Variable Annuity Account C
           PFL Life Variable Annuity Account D
           PFL Retirement Builder Variable Annuity Account
           AUSA Life Insurance Company, Inc. Separate Account C Peoples Benefit Life Insurance Company Separate Account V Legacy Builder Variable Life Separate Account
           AUSA Series Life Account
           Transamerica Occidental Life Separate Account VUL-3
           PFL Life Variable Annuity Account E
           Separate Account VA F
           Transamerica Occidental Life Separate Account VUL-4

Policies:  PFL Endeavor Variable Annuity
           PFL Endeavor Platinum Variable Annuity
           AUSA Endeavor Variable Annuity
           Atlas Portfolio Builder Variable Annuity
           Extra Variable Annuity
           Access Variable Annuity
           Retirement Income Builder II Variable Annuity
           AUSA & Peoples - Advisor's Edge Variable Annuity
           Peoples - Advisor's Edge Select Variable Annuity
           Legacy Builder II
           Legacy Builder Plus
           AUSA Financial Freedom Builder
           Transamerica Elite
           Privilege Select Variable Annuity
           ARK Select Variable Annuity
           Estate Enhancer Variable Life
           TransSurvivor Life Variable Universal Life
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                         AMENDED SCHEDULE A (continued)

Portfolios:  WRL Series Fund, Inc.
             WRL Janus Growth
             WRL AEGON Bond
             WRL. J.P. Morgan Money Market
             WRL Janus Global
             WRL LKCM Strategic Total Return
             WRL VKAM Emerging Growth
             WRL Alger Aggressive Growth
             WRL AEGON Balanced
             WRL Federated Growth & Income
             WRL C.A.S.E. Growth
             WRL NWQ Value Equity
             WRL GE International Equity
             WRL GE U.S. Equity
             WRL J.P. Morgan Real Estate Securities
             WRL T. Rowe Price Dividend Growth
             WRL T. Rowe Price Small Cap
             WRL Goldman Sachs Growth
             WRL Goldman Sachs Small Cap
             WRL Pilgrim Baxter Mid Cap Growth
             WRL Salomon All Cap
             WRL Dreyfus Mid Cap
             WRL Third Avenue Value
             WRL Dean Asset Allocation
             WRL Great Companies - America sm
             WRL Great Companies - Technology sm
             WRL Value Line Aggressive Growth
             WRL Gabelli Global Growth
             WRL Great Companies - Global/2/
             WRL LKCM Capital Growth